Exhibit 32.2

SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Vera Burnett, Chief Financial Officer of Ennis, Inc. (the “Company”), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)
The Company’s Annual Report on Form 10-K for the year ended February 29, 2024, as filed with the Securities Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
Information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ VERA BURNETT

Vera Burnett

Chief Financial Officer

May 10, 2024

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation languages in such filing.